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                                                                  Exhibit 10.58

                        FIRST AMENDMENT TO THIRD AMENDED
                           AND RESTATED LOAN AGREEMENT

         This First Amendment to Third Amended and Restated Loan Agreement dated as of May 4, 1999, by and between Citizens Bank of Massachusetts (herein "BANK"), and DM Management Company, a Delaware corporation now known as The J. Jill, Group, Inc. (herein "BORROWER").

                                   WITNESSETH:

         WHEREAS, BANK and BORROWER are parties to that certain Loan Agreement made as of June 5, 1997 by and between BANK and BORROWER, as the same has been amended and restated from time to time most recently by a certain Third Amended and Restated Loan Agreement dated as of May 4, 1999 (as so restated and amended, the "Loan Agreement");

         WHEREAS, BORROWER and the BANK wish to amend the Loan Agreement as more particularly hereafter set forth. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereby agree that the Loan Agreement is hereby amended as follows:

         1. Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of Debt Service Coverage appearing under said Section and replacing it by inserting a new definition of Debt Service Coverage in said Section as follows:

         "DEBT SERVICE COVERAGE" shall hereafter mean the ratio of (A) the aggregate of the net earnings of BORROWER before interest expense, taxes, depreciation, amortization, rent and lease expense, and special one-time charges related to the discontinuance of that certain line of business known as, or referred to as, the nicole catalog concept and other restructuring charges approved in writing by the BANK in its sole discretion, with net earnings specifically including interest income; less (i) UNFINANCED CAPITAL EXPENDITURES, less (ii) SHAREHOLDER PAYMENTS, less (iii) taxes paid in cash; to
(B) the aggregate of (i) interest paid and (ii) the amounts of all maturities of long-term debt falling due in the twelve (12) month period succeeding the calculation date, including principal payments due on the REAL ESTATE LOAN plus
(iii) rent and lease expense. Long Term Debt is amounts due in whole or in part


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more than 12 months after the incurring thereof; however, for the purposes of calculating this covenant the REVOLVING LOANS are specifically excluded from Long Term Debt.

         This Amendment shall take effect as of the date first above written.

         Except as hereby amended, the Loan Agreement is hereby ratified, confirmed and republished.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date first above written.

Witness:                                The J. JILL Group, INC.
  ILLEGIBLE
------------------------
                                        By:  /s/ Peter Tulp
                                           ------------------------------------
                                        Name:   Peter Tulp
                                        Title:  VP, Corporate Controller


                                        CITIZENS BANK OF MASSACHUSETTS

Witness:
  ILLEGIBLE
------------------------                By:  /s/ Lori B. Leeth, SVP
                                           ------------------------------------
                                           Lori B. Leeth, Senior Vice President